Exhibit 24.1     Power of Attorney.

POWER OF ATTORNEY

     KNOW ALL MEN BY THESE PRESENTS, that each person whose signatures appear below constitute and appointMeetesh V. Patel, as his true and lawful attorneys-in-fact and agents, with full power of substitution and re-substitution, for him and in his name and place, in any and all capacities to sign any and all amendments (including post-effective amendments) to this registration statement, and to sign any subsequent registration statement filed pursuant to Rule 462(b) under the Securities Act of 1933 and any and all amendments thereto, and to file the same, with all exhibits thereto, and the other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as they might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or their substitutes, may lawfully do or cause to be done by virtue thereof.

/s/Alastair Livesey                                                      Dated: October 7, 2009

Alastair Livesey

/s/Jatinder S, Bhogal                                                 Dated: October 7, 2009

Jatinder S, Bhogal

/s/Joseph Sierchio                                                     Dated: October 7, 2009

Joseph Sierchio